UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2008

IMCLONE SYSTEMS INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	0-19612	04-2834797
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 Varick Street
New York, New York 10014

(Address of principal executive offices) (Zip Code)

(212) 645-1405

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.

On Saturday, June 28, 2008, clinical data of a K-Ras analysis from a study of ERBITUX® (cetuximab) known as NCIC CTG CO.17 were presented at the 10th anniversary meeting of the World Congress on Gastrointestinal Cancer in Barcelona, Spain. The study is entitled “KRAS Mutation Status is a Predictive Biomarker for Cetuximab Benefit in the Treatment of Advanced Colorectal Cancer – Results from NCIC CTG CO.17: A Phase III Trial of Cetuximab versus Best Supportive Care.”

In the study, colorectal cancer (CRC) tumor samples were collected and analyzed as part of the NCIC CTG CO.17 study, a Phase 3 clinical trial of ERBITUX plus best supportive care (BSC) versus BSC alone. The study concluded that, in the setting of pre-treated advanced CRC, there is an almost doubling of median overall survival (OS) and progression free survival (PFS) in patients with wild-type K-Ras tumors while no significant benefit is observed in patients with mutant K-Ras.

The wild-type K-Ras patients had a median OS of 9.5 months with cetuximab vs. 4.8 months with BSC (HR, 0.55; 95% CI, 0.41 to 0.74; p<0.0001). Median PFS for wild-type patients was 3.8 months with cetuximab and 1.9 months with BSC (HR, 0.40; 95% CI, 0.30 to 0.54; p < 0.0001). Within the mutant K-Ras group median OS was 4.5 months with cetuximab vs. 4.6 months with BSC (HR, 0.98; 95% CI, 0.70 to 1.37; p=0.89), and the median PFS was the same (1.8 months) for both groups (HR, 0.99; 95% CI, 0.73 to 1.35; p=0.96).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMCLONE SYSTEMS INCORPORATED (Registrant)

	By:	/s/ Gregory T. Mayes
Dated: June 30, 2008		Gregory T. Mayes Vice President and Interim General Counsel